MASTER RELATED AGREEMENT TO FIRST RESTATED MASTER DISTRIBUTION PLAN (CLASS C SHARES)
This Master Related Agreement (the “Agreement”) is entered into in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) by each registered investment company, listed in Schedule A to this Agreement (each individually referred to as a “Fund”, or collectively, “Funds”), severally, on behalf of each of the series of common stock or beneficial interest, as the case may be, set forth in Schedule A to this Agreement (each, a “Portfolio”), with respect to the Class C Shares of each such Portfolio listed on Schedule A. This Agreement, being made between Invesco Aim Distributors, Inc., formerly A I M Distributors, Inc. (“Distributors”) and each Fund, on behalf of each applicable Portfolio, defines the services to be provided by Distributors, or its designees, for which it is to receive payments pursuant to the First Restated Master Distribution Plan (Class C Shares) (the “Plan”) adopted by each of the Funds. The Plan has been approved by a majority of the directors/trustees (“Trustees”) of each of the Funds, including a majority of the Trustees who have no direct or indirect financial interest in the operation of the Plan or this Agreement (the “Dis-Interested Trustees”), by votes cast in person at a meeting called for the purpose of voting on the Plan.
1.	a. Distributors may use payments received pursuant to Paragraph 2 of this Agreement to provide continuing personal shareholder services to customers who may, from time to time, directly or beneficially own shares of the Funds. Continuing personal shareholder services may include but are not limited to, distributing sales literature to customers, answering routine customer inquiries regarding the Funds, assisting customers in changing dividend options, account designations and addresses, and in enrolling in any of several special investment plans offered in connection with the purchase of the Funds’ shares, assisting customers in the establishment and maintenance of customer accounts and records and in the placement of purchase and redemption transactions, assisting customers in investing dividends and capital gains distributions automatically in shares, and providing such other services as the Funds or the customer may reasonably request and Distributors agrees to provide. Distributors will not be obligated to provide services which are provided by a transfer agent for a Fund with respect to a Portfolio.

b. Distributors may also use the payments received pursuant to Paragraph 2 of this Agreement for distribution-related services. As used in this Agreement, “distribution-related services” shall mean any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, organizing and conducting sales seminars, implementing advertising programs, engaging finders and paying finders fees, printing prospectuses and statements of additional information (and supplements thereto) and annual and semi-annual reports for other than existing shareholders, preparing and distributing advertising material and sales literature, making supplemental payments to dealers and other institutions as asset-based sales charges, and administering the Plan.
05/01/08

c. Distributors may provide the services described in paragraphs a. and b. above either directly or through third parties (its “designees”).

2.	For the services provided by Distributors or its designees pursuant to this Agreement, each Fund shall pay Distributors a fee, calculated at the end of each month at the annual rate set forth in Schedule A, or such lesser rate as shall be agreed to by Distributors, as applied to the average net asset value of the shares of such Fund purchased or acquired through exchange on or after the Plan Calculation Date shown for such Fund on Schedule A.

3.	The total of the fees calculated for all of the Funds listed on Schedule A for any period with respect to which calculations are made shall be paid to Distributors within10 days after the close of each month.

4.	Distributors shall furnish the Funds with such information as shall reasonably be requested by the Trustees of the Funds with respect to the fees paid to Distributors pursuant to this Agreement.

5.	Distributors shall furnish the Trustees of the Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plan and the purposes for which such expenditures were made.

6.	Distributors may enter into other similar Master Related Agreements with any other investment company without a Fund’s consent.

7.	This Agreement shall become effective immediately upon its approval by a majority of the Trustees of each of the Funds, including a majority of the Dis-InterestedTrustees, by votes cast in person at a meeting called for the purpose of voting on the Plan and this Agreement.

8.	This Agreement shall continue in full force and effect as long as the continuance of the Plan and this Agreement are approved at least annually by a vote of the Trustees, including a majority of the Dis-Interested Trustees, cast in person at a meeting called for the purpose of voting thereon.

9.	This Agreement may be terminated with respect to any Fund at any time without payment of any penalty by the vote of a majority of the Trustees of such Fund who are Dis-interested Trustees or by a vote of a majority of the Fund’s outstanding shares, on sixty (60) days’ written notice. It will be terminated by any act which terminates the Fund’s Plan, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act.

10.	This Agreement may be amended by mutual written agreement of the parties.

11.	All communications should be sent to the address of each signor as shown at the bottom of this Agreement.

12.	This Agreement shall be construed in accordance with the laws of the State of Texas.
05/01/08

INVESCO AIM DISTRIBUTORS, INC.
By:	/s/ John S. Cooper
	Name:	John S. Cooper
	Title:	President
 11 Greenway Plaza, Suite 100
 Houston, Texas 77046-1173
 Attn: President
Effective May 1, 2008

FUND (listed in Schedule A) on behalf of the Class C Shares of each Portfolio listed on Schedule A
By:	/s/ John M. Zerr
	Name:	John M. Zerr
	Title:	Senior Vice President
05/01/08

SCHEDULE “A” TO
RELATED AGREEMENT

	Maximum Aggregate
Fund	Fee Rate*	Plan Calculation Date

AIM EQUITY FUNDS
AIM Capital Development Fund C Shares	1.00	August 4, 1997
AIM Charter Fund C Shares	1.00	August 4, 1997
AIM Constellation Fund C Shares	1.00	August 4, 1997
AIM Diversified Dividend Fund C Shares	1.00	December 31, 2001
AIM Large Cap Basic Value Fund C Shares	1.00	August 1, 2000
AIM Large Cap Growth Fund C Shares	1.00	April 5, 1999
AIM Summit Fund C Shares	1.00	October 31, 2005

AIM FUNDS GROUP
AIM Basic Balanced Fund C Shares	1.00	September 28, 2001
AIM European Small Company Fund C Shares	1.00	August 31, 2000
AIM Global Core Equity Fund C Shares	1.00	December 29, 2000
AIM International Small Company Fund C Shares[1]	1.00	August 31, 2000
AIM Mid Cap Basic Value Fund C Shares	1.00	December 31, 2001
AIM Select Equity Fund C Shares	1.00	August 4, 1997
AIM Small Cap Equity Fund C Shares	1.00	August 31, 2000

AIM GROWTH SERIES
AIM Basic Value Fund C Shares	1.00	May 3, 1999
AIM Conservative Allocation Fund C Shares	1.00	April 30, 2004
AIM Global Equity Fund C Shares	1.00	May 29, 1998
AIM Growth Allocation Fund C Shares	1.00	April 30, 2004
AIM Income Allocation Fund C Shares	1.00	October 31, 2005
AIM Balanced-Risk Retirement Now Fund C Shares	1.00	January 31, 2007
AIM Balanced-Risk Retirement 2010 Fund C Shares	1.00	January 31, 2007
AIM Balanced-Risk Retirement 2020 Fund C Shares	1.00	January 31, 2007
AIM Balanced-Risk Retirement 2030 Fund C Shares	1.00	January 31, 2007
AIM Balanced-Risk Retirement 2040 Fund C Shares	1.00	January 31, 2007
AIM Balanced-Risk Retirement 2050 Fund C Shares	1.00	January 31, 2007
AIM International Allocation Fund C Shares	1.00	October 31, 2005
AIM Mid Cap Core Equity Fund C Shares	1.00	May 3, 1999
AIM Moderate Allocation Fund C Shares	1.00	April 30, 2004
AIM Moderate Growth Allocation Fund C Shares	1.00	April 29, 2005
AIM Moderately Conservative Allocation Fund C Shares	1.00	April 29, 2005
AIM Small Cap Growth Fund C Shares[1]	1.00	May 3, 1999

AIM INTERNATIONAL MUTUAL FUNDS
AIM Asia Pacific Growth Fund C Shares	1.00	November 1, 1997
AIM European Growth Fund C Shares	1.00	November 1, 1997
AIM Global Growth Fund C Shares	1.00	August 4, 1997
AIM Global Small & Mid Cap Growth Fund C Shares	1.00	August 4, 1997
AIM International Core Equity Fund C Shares	1.00	June 1, 2000
AIM International Growth Fund C Shares	1.00	August 4, 1997

[1]	The fund is closed to new investors.
11/04/09

	Maximum Aggregate
Fund	Fee Rate*	Plan Calculation Date

AIM INVESTMENT FUNDS
AIM Balanced-Risk Allocation Fund C Shares	1.00	May 29, 2009
AIM China Fund C Shares	1.00	March 31, 2006
AIM Developing Markets Fund C Shares	1.00	March 1, 1999
AIM Global Health Care Fund C Shares	1.00	March 1, 1999
AIM International Total Return Fund C Shares	1.00	March 31, 2006
AIM Japan Fund C Shares	1.00	March 31, 2006
AIM LIBOR Alpha Fund C Shares	1.00	March 31, 2006
AIM Trimark Endeavor Fund C Shares	1.00	November 4, 2003
AIM Trimark Fund C Shares	1.00	November 4, 2003
AIM Trimark Small Companies Fund C Shares	1.00	November 4, 2003

AIM INVESTMENT SECURITIES FUNDS
AIM Core Bond Fund C Shares	1.00	December 31, 2001
AIM Dynamics Fund C Shares	1.00	June 1, 2000
AIM Global Real Estate Fund C Shares	1.00	April 29, 2005
AIM High Yield Fund C Shares	1.00	August 4, 1997
AIM Income Fund C Shares	1.00	August 4, 1997
AIM Money Market Fund C Shares[2]	0.90	August 4, 1997
AIM Municipal Bond Fund C Shares	1.00	August 4, 1997
AIM Real Estate Fund C Shares[1]	1.00	August 4, 1997
AIM Short Term Bond Fund C Shares	1.00	August 30, 2002
AIM U.S. Government Fund C Shares	1.00	August 4, 1997

AIM TAX-EXEMPT FUNDS
AIM High Income Municipal Fund C Shares	1.00	December 22, 1997

[1]	The fund is closed to new investors.

[2]	Effective July 1, 2009, this fee rate was reduced from 1.00% to 0.90%.
11/04/09

SCHEDULE “A” TO
RELATED AGREEMENT

	Maximum Aggregate
Fund	Fee Rate*	Plan Calculation Date

AIM COUNSELOR SERIES TRUST
AIM Core Plus Bond Fund	1.00	June 2, 2009
AIM Floating Rate Fund C Shares	0.75	April 14, 2006
AIM Multi-Sector Fund C Shares	1.00	August 30, 2002
AIM Select Real Estate Income Fund C Shares	1.00	March 12, 2007
AIM Structured Core Fund C Shares	1.00	March 31, 2006
AIM Structured Growth Fund C Shares	1.00	March 31, 2006
AIM Structured Value Fund C Shares	1.00	March 31, 2006

AIM SECTOR FUNDS
AIM Energy Fund C Shares	1.00	June 1, 2000
AIM Financial Services Fund C Shares	1.00	June 1, 2000
AIM Gold & Precious Metals Fund C Shares	1.00	June 1, 2000
AIM Leisure Fund C Shares	1.00	June 1, 2000
AIM Technology Fund C Shares	1.00	June 1, 2000
AIM Utilities Fund C Shares	1.00	September 28, 2001

*	Of this amount, 0.25% is paid as a shareholder servicing fee and the remainder is paid as an asset based sales charge, as these terms are defined under the rules of the FINRA.
11/04/09